Exhibit 99.1

Contacts: Ira M. Birns, Executive Vice President & Chief Financial Officer Or Francis X. Shea, Executive Vice President & Chief Risk and Administrative Officer (305) 428-8000

WORLD FUEL SERVICES CORPORATION REPORTS
RESULTS FOR THE THIRD QUARTER OF 2007

GROSS PROFIT AND VOLUMES INCREASED ACROSS ALL SEGMENTS

MIAMI, FL -- November 8, 2007-- World Fuel Services Corporation (NYSE: INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported third quarter net income of $14.8 million ($0.53 and $0.51 per share on a basic and diluted basis, respectively) compared to $17.2 million ($0.62 and $0.59 per share on a basic and diluted basis, respectively), in the third quarter of 2006.  Our third quarter results were adversely affected by the recording of an impairment charge of $1.9 million relating to a commercial paper investment.  The after-tax effect of the impairment charge was $1.3 million, or $0.05 per share.

Our aviation segment generated record gross profit of $33.2 million, an increase of 8% sequentially and 20% year-over-year. “The company delivered solid year-over-year growth in volume and profitability in our aviation segment,” said Paul H. Stebbins, Chairman and Chief Executive Officer of World Fuel Services Corporation. “Our aviation results benefited, in part, by continued increases in jet fuel prices during the quarter,” added Mr. Stebbins.

Our marine segment generated gross profit of $26.9 million, an increase of 6% from the second quarter and 4% year-over-year. “Our marine segment has now generated year-over-year increases in gross profit for eleven out of the last twelve quarters and again experienced a sequential and year-over-year increase in volume,” stated Michael J. Kasbar, President and Chief Operating Officer. “Our gross profit in our land segment increased 7% sequentially and 29% year-over-year, our fifth consecutive quarter of year-over-year increases in gross profit,” added Mr. Kasbar.

“Despite increases in gross profit in each of our three business segments, our operating results were negatively impacted, principally, by further increases in compensation and general and administrative expenses as we continue to strategically invest in our business to accelerate future growth,” stated Ira M. Birns, Executive Vice President & Chief Financial Officer.

WORLD FUEL SERVICES CORPORATION REPORTS
RESULTS FOR THE THIRD QUARTER OF 2007

THIRD QUARTER FINANCIAL HIGHLIGHTS
($ in thousands, except per share data)

	Quarter Ended September 30,
	2007	2006
Revenue	$3,608,465	$2,775,545
Income from operations	$22,317	$20,820
Net income	$14,826	$17,199
Basic earnings per share	$0.53	$0.62
Diluted earnings per share	$0.51	$0.59

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals worldwide. With 43 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

Information Relating to Forward-Looking Statements
With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

- TABLES FOLLOW -

WORLD FUEL SERVICES CORPORATION REPORTS
RESULTS FOR THE THIRD QUARTER OF 2007

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenue	$3,608,465	$2,775,545	$9,584,033	$8,166,403
Cost of sales	3,546,190	2,720,384	9,412,602	8,010,055

Gross profit	62,275	55,161	171,431	156,348

Operating expenses:
Compensation and employee benefits	23,743	21,939	68,705	61,159
Executive severance costs	-	-	-	1,545
Provision for bad debts	1,294	429	594	1,577
General and administrative	14,921	11,973	40,798	34,258

	39,958	34,341	110,097	98,539

Income from operations	22,317	20,820	61,334	57,809

Interest and other income, net	(2,209)	1,671	116	2,475

Income before income taxes	20,108	22,491	61,450	60,284
Provision for income taxes	5,014	5,252	14,359	13,655

	15,094	17,239	47,091	46,629
Minority interest in (income) loss of
consolidated subsidiaries	(268)	(40)	(448)	50

Net income	$14,826	$17,199	$46,643	$46,679

Basic earnings per share	$0.53	$0.62	$1.66	$1.71

Basic weighted average shares	28,153	27,777	28,067	27,304

Diluted earnings per share	$0.51	$0.59	$1.60	$1.62

Diluted weighted average shares	29,077	29,010	29,090	28,891

- Continued –

WORLD FUEL SERVICES CORPORATION REPORTS
RESULTS FOR THE THIRD QUARTER OF 2007

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)
	As of
	September 30,	December 31,
	2007	2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$134,453	$176,495
Short-term investments	8,100	12,500
Accounts and notes receivable, net	1,138,372	860,084
Inventories	113,938	74,519
Receivables related to derivative contracts	40,251	37,070
Prepaid expenses and other current assets	47,053	35,423

Total current assets	1,482,167	1,196,091

PROPERTY AND EQUIPMENT, NET	34,738	26,730

OTHER ASSETS	58,361	54,579

	$1,575,266	$1,277,400

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$34	$10
Accounts payable	948,087	720,790
Payables related to derivative contracts	40,683	34,209
Accrued expenses and other current liabilities	77,217	71,752

Total current liabilities	1,066,021	826,761

LONG-TERM LIABILITIES	47,988	24,670

SHAREHOLDERS' EQUITY	461,257	425,969

	$1,575,266	$1,277,400

- Continued -

WORLD FUEL SERVICES CORPORATION REPORTS
RESULTS FOR THE THIRD QUARTER OF 2007

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$14,826	$17,199	$46,643	$46,679
Adjustments to reconcile net income to net cash (used in)
by operating activities:
Provision for bad debts	1,294	429	594	1,577
Depreciation and amortization	1,429	1,332	4,191	3,435
Deferred income tax provision (benefit)	770	753	(647)	3,373
Impairment on short-term investments	1,900	-	1,900	-
Share based payment compensation costs for employees and	-	-
non-employee directors	1,778	2,393	5,435	4,883
Unrealized gains from derivatives and related hedged items, net	(649)	(1,682)	(608)	(1,417)
Other non-cash operating charges	(52)	(28)	(239)	(60)
Changes in operating assets and liabilities:	-	-	-	-
Accounts receivable	(134,363)	(53,139)	(278,882)	(142,517)
Inventories	(28,113)	(10,850)	(38,261)	(29,959)
Receivables related to derivative contracts	3,737	18,480	(3,300)	(6,519)
Prepaid expenses and other current assets	5,310	6,711	(9,178)	13,281
Non-current income tax receivable and other assets	(82)	63	(1,471)	(55)
Accounts payable	61,159	19,722	227,297	125,236
Payables related to derivative contracts	(3,736)	(10,282)	5,924	4,750
Accrued expenses and other current liabilities	5,847	(4,325)	12,662	(8,519)
Non-current income tax payable, deferred compensation			-	-
and other long-term liabilities	812	690	1,107	525
Total adjustments	(82,959)	(29,733)	(73,476)	(31,986)
Net cash (used in) provided by operating activities	(68,133)	(12,534)	(26,833)	14,693
Cash flows from investing activities:
Capital expenditures	(5,539)	(5,287)	(12,669)	(15,333)
Purchases of short-term investments	(10,000)	(10,000)	(30,060)	(31,055)
Proceeds from the sale of short-term investments	-	-	32,560	31,055
Acquisition of minority interests	-	-	-	(2,646)
Net cash used in investing activities	(15,539)	(15,287)	(10,169)	(17,979)
Cash flows from financing activities:
Dividends paid on common stock	(1,063)	(1,026)	(3,189)	(3,094)
Minority interest distribution	-	-	(426)	(410)
Borrowings under revolving credit facility	-	25,000	-	25,000
Repayments under revolving credit facility	-	(25,000)	-	(25,000)
Repayment of promissory notes	-	-	-	(500)
Proceeds from exercise of stock options	104	628	730	5,298
Purchases of stock tendered by employees to satisfy the required
withholding taxes related to share-based awards	(1,644)	(941)	(2,583)	(1,050)
Other	141	204	428	(44)
Net cash (used in) provided by financing activities	(2,462)	(1,135)	(5,040)	200
Net decrease in cash and cash equivalents	(86,134)	(28,956)	(42,042)	(3,086)
Cash and cash equivalents, at beginning of period	220,587	159,154	176,495	133,284
Cash and cash equivalents, at end of period	$134,453	$130,198	$134,453	$130,198